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                                                                   EXHIBIT 10.19

                                CREDIT AGREEMENT

       THIS AGREEMENT is entered into as of September 4, 2001, by and between THE KEITH COMPANIES, INC., a California corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITALS

       Borrower has requested that Bank extend or continue credit to Borrower as described below, and Bank has agreed to provide such credit to Borrower on the terms and conditions contained herein.

       NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree as follows:

                                    ARTICLE I

                                  CREDIT TERMS

       SECTION 1.1. LINE OF CREDIT.

       (a) Line of Credit. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to an aggregate maximum outstanding principal balance of $10,000,000.00 (the "Line of Credit"), the proceeds of shall be used for working capital requirement, acquisitions and equipment and vehicles purchases, provided, however, that advances (i) up to a maximum outstanding principal balance of $5,000,000.00 may be used to finance acquisitions ("Acquisition Advances"), (ii) up to a maximum outstanding principal balance of $3,000,000.00 (less the amount of Lease Obligations, as defined below) may be used for equipment and vehicle purchases ("Equipment Advances", which shall be available until September 1, 2002), and (iii) up to a maximum outstanding principal balance of $10,000,000.00 less the aggregate outstanding principal balance of Equipment Advances and Acquisition Advances may be used for working capital purposes, other than the purposes set forth in clauses (i) and (ii) hereof ("Working Capital Advances"). Acquisition Advances and Working Capital Advances shall be available to and including June 15, 2003. Borrower's obligation to repay Acquisition Advances, Equipment Advances and Working Capital Advances shall be evidenced by a promissory note substantially in the form of Exhibit A attached hereto ("Line of Credit Note"), all terms of which are incorporated herein by this reference. The term "Lease Obligations" means the aggregate amount of all lease obligations under leases entered into between any of Bank's equipment leasing affiliates or divisions as lessor and Borrower as lessee during the period when Equipment Advances are available.

       (b) Borrowing and Repayment. Borrower may from time to time during the term of the Line of Credit with respect to Working Capital Advances and Acquisition Advances, borrow, partially or wholly repay its outstanding borrowings, and reborrow, and, with respect to Equipment Advances, borrow, partially or wholly repay its outstanding borrowings, but not reborrow, subject to all of the limitations, terms and conditions contained herein or in the Line of Credit Note; provided however, that the total outstanding borrowings under the Line of Credit shall not at any time exceed the maximum principal amount available thereunder set forth above. As of and after September 1, 2002, (i) no new Equipment Advances shall be available, and (ii) the availability for Working Capital Advances shall be limited to an amount equal to $10,000,000.00 less the aggregate outstanding principal balance of Acquisition Advances (which shall remain subject to the $5,000,000.00 limitation set forth above) and Equipment Advances from time to time. Repayments of principal received by Bank shall be applied, prior to September 1, 2002 (unless Bank receives written instructions to the contrary prior to each payment), first to outstanding Working Capital Advances, then to outstanding Acquisition Advances and finally to outstanding Equipment Advances, and after September 1, 2002, first to the scheduled installment of the Equipment Advances if such an installment is then due and payable, second to outstanding Working Capital Advances, third to outstanding Acquisition Advances and then as a prepayment of Equipment Advances (subject to the prepayment provisions set forth in the Line of Credit Note).

       (c) Advances. (i) Each request for an Equipment Advance shall be in writing, shall specify the amount and date of the requested advance and shall be accompanied by an invoice or appraisal (as required below) in form and content acceptable to Bank. The principal amount of each Equipment Advance shall not exceed 90% of the purchase price of the applicable equipment (if such equipment is new or has been acquired within 90 days preceding the date of the requested advance) as evidenced by invoice delivered to Bank, or 80% of the value of the applicable equipment (if such equipment is used or has been acquired more than 90 days prior to the date of the requested advance) as evidenced by appraisal delivered to Bank. (ii) Each request for an Acquisition Advance or Working Capital Advances shall be available in the manner set forth in the Line of Credit Note.


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       Bank is hereby authorized to note the original principal amount of and any payments made on Working Capital Advances, Acquisition Advances and Equipment Advances on Bank's books and records (either manually or by electronic entry) and/or on any schedule attached to this Agreement or to the Line of Credit Note, which notations shall be prima facie evidence of the accuracy of the information noted.

       SECTION 1.2. INTEREST/FEES.

       (a) Interest. The outstanding principal balance of each credit subject hereto shall bear interest at the rate of interest set forth in each promissory note or other instrument executed in connection therewith.

       (b) Computation and Payment. Interest shall be computed on the basis of a 360-day year, actual days elapsed. Interest shall be payable at the times and place set forth in each promissory note or other instrument required hereby.

       (c) Unused Commitment Fee. Borrower shall pay to Bank a fee equal to one-eighth percent (0. 125%) per annum (computed on the basis of a 360-day year, actual days elapsed) on the average daily unused amount of the Line of Credit, which fee shall be calculated on a quarterly basis by Bank and shall be due and payable by Borrower in arrears on the first day of each March, June, September and December, commencing December 1, 2001.

       SECTION 1.3. COLLECTION OF PAYMENTS. Borrower authorizes Bank to collect all principal, interest and fees due under each credit subject hereto by charging Borrower's deposit account number (number omitted) with Bank, or any other deposit account maintained by Borrower with Bank, for the full amount thereof. Should there be insufficient funds in any such deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.

       SECTION 1.4. GUARANTIES. All indebtedness of Borrower to Bank shall be guaranteed jointly and severally by Hook Engineering, Inc., Crosby, Mead, Benton & Associates and all other Subsidiaries in the principal amount of Ten Million Dollars ($10,000,000.00), as evidenced by and subject to the terms of guaranties in form and substance satisfactory to Bank. The term "Subsidiaries" means Hook Engineering, Inc., Crosby, Mead, Benton & Associates and each other entity in which Borrower purchases all or substantially all of the ownership interest, subject to the terms of Section 5.4.

       SECTION 1.5. SUBORDINATION OF DEBT. All obligations of Borrower and HEA Acquisition, Inc. (now known as Hook Engineering, Inc.) to Hook & Associates Engineering, Inc. shall be subordinated in right of repayment to all obligations of Borrower to Bank, as evidenced by and subject to the terms of subordination agreements in form and substance satisfactory to Bank.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

       Borrower makes the following representations and warranties to Bank, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Bank subject to this Agreement.

       SECTION 2.1. LEGAL STATUS. Borrower is a corporation, duly organized and existing and in good standing under the laws of the State of California, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

       SECTION 2.2. AUTHORIZATION AND VALIDITY. This Agreement and each promissory note, contract, instrument and other document required hereby or at any time hereafter delivered to Bank in connection herewith (collectively, the "Loan Documents") have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms.

       SECTION 2.3. NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or contravene any provision of the Articles of Incorporation or By-Laws of Borrower, or result in any breach of or default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

       SECTION 2.4. LITIGATION. There are no pending, or to the best of Borrowers knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could have a material adverse effect on the financial condition or operation of Borrower other than those disclosed by Borrower to Bank in writing prior to the date hereof.

       SECTION 2.5. CORRECTNESS OF FINANCIAL STATEMENT. The financial statement of Borrower dated June 30, 2001, a true copy of which has been delivered by Borrower to Bank prior to the date hereof, (a) is complete and correct and presents fairly the financial condition of Borrower, (b) discloses all liabilities of Borrower that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and (c) has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of such financial statement there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Bank or as otherwise permitted by Bank in writing.

       SECTION 2.6. INCOME TAX RETURNS. Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year.

       SECTION 2.7. NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement to any other obligation of Borrower.

       SECTION 2.8. PERMITS, FRANCHISES. Borrower possesses, and will hereafter possess, all permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law.

       SECTION 2.9. ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time ("ERISA"); Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a "Plan"); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

       SECTION 2.10. OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

       SECTION 2.11. ENVIRONMENTAL MATTERS. Except as disclosed by Borrower to Bank in writing prior to the date hereof and to the best of Borrower's knowledge, Borrower is in compliance in all material respects with all applicable federal or state; environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any of Borrowers operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, and the Federal Toxic Substances Control Act as any of the same may be amended, modified or supplemented from time to time. None of the operations of Borrower is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

       SECTION 2.12. SUBSIDIARIES. As of the date hereof, the only Subsidiaries in existence are Hook Engineering, Inc. and Crosby, Mead, Benton & Associates.

                                   ARTICLE III
                                   CONDITIONS

       SECTION 3.1. CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of Bank to extend any credit contemplated by this Agreement is subject to the fulfillment to Bank's satisfaction of all of the following conditions:

       (a) Approval of Bank Counsel. All legal matters incidental to the extension of credit by Bank shall be satisfactory to Bank's counsel.

       (b) Documentation. Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed:

       (i) This Agreement and each promissory note or other instrument required hereby.

       (ii)   Corporate Borrowing Resolution.

       (iii)  Certificates of Incumbency.

       (iv)   Articles of Incorporation.

       (v)    Continuing Guaranty.

       (vi)   Resolution Authorizing Execution of Continuing Guaranty.

       (vii)  Subordination Agreement.

       (viii) Corporate Resolution: Subordination.

       (ix) Such other documents as Bank may require under any other Section of this Agreement.

       (c) Financial Condition. There shall have been no material adverse change, as determined by Bank, in the financial condition or business of Borrower and Subsidiaries, taken as a whole, nor any material decline, as determined by Bank, in the market value of a substantial or material portion of the assets of Borrower and Subsidiaries, taken as a whole.

       (d) Insurance. Borrower shall have delivered to Bank evidence of insurance coverage on all Borrower's property, in form, substance, amounts, covering risks and issued by companies satisfactory to Bank.

       SECTION 3.2. CONDITIONS OF EACH EXTENSION OF CREDIT. The obligation of Bank to make each extension of credit requested by Borrower hereunder shall be subject to the fulfillment to Bank's satisfaction of each of the following conditions:

       (a) Compliance. The representations and warranties contained herein and in each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and on the date of each extension of credit by Bank pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Event of Default as defined herein, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, shall have occurred and be continuing or shall exist.

       (b) Documentation. Bank shall have received all additional documents which may be required in connection with such extension of credit.

                                   ARTICLE IV
                              AFFIRMATIVE COVENANTS

       Borrower covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall, and shall cause each Subsidiary to, unless Bank otherwise consents in writing:

       SECTION 4.1. PUNCTUAL PAYMENTS. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein.

       SECTION 4.2. ACCOUNTING RECORDS. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Bank, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower or any Subsidiary.

       SECTION 4.3. FINANCIAL STATEMENTS. Provide to Bank all of the following, in form and detail satisfactory to Bank:

       (a) not later than 90 days after and as of the end of each fiscal year, a copy of Borrower's consolidated 10K report filed with the Securities Exchange Commission, audited by a certified public accountant acceptable to Bank;

       (b) not later than 45 days after and as of the end of each fiscal quarter, a copy of Borrower's consolidated 10Q report filed with the Securities Exchange Commission, reviewed by a certified public accountant acceptable to Bank;
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       (c) not later than 30 days after and as of the end of each fiscal quarter, a work-in-progress or job status report;

       (d) from time to time such other information as Bank may reasonably request.

       SECTION 4.4. COMPLIANCE. Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and comply with the provisions of all documents pursuant to which Borrower and each Subsidiary is organized and/or which govern Borrower's and each Subsidiary's continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower, each Subsidiary and/or their business.

       SECTION 4.5. INSURANCE. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to that of Borrower and each Subsidiary, including but not limited to fire, extended coverage, public liability, flood, property damage and workers' compensation, with all such insurance carried with companies and in amounts satisfactory to Bank, and deliver to Bank from time to time at Bank's request schedules setting forth all insurance then in effect.

       SECTION 4.6. FACILITIES. Keep all properties useful or necessary to Borrower's and each Subsidiary's business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained.

       SECTION 4.7. TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except such (a) as Borrower or any Subsidiary may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower or such Subsidiary has made provision, to Bank's satisfaction, for eventual payment thereof in the event Borrower or such Subsidiary is obligated to make such payment.

       SECTION 4.8. LITIGATION. Promptly give notice in writing to Bank of any litigation pending or threatened against Borrower or any Subsidiary with a claim in excess of $200,000.00.

       SECTION 4.9. FINANCIAL CONDITION. Maintain Borrower's consolidated financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein):

       (a) Ratio of Total Liabilities to Tangible Net Worth not greater than
0.90 to 1.0, determined as of the end of each fiscal quarter, with "Total Liabilities" defined as the aggregate of current liabilities and non-current liabilities less subordinated debt, and with "Tangible Net Worth" defined as the aggregate of total stockholders' equity plus subordinated debt less any intangible assets.

       (b) Quick Ratio not less than 1.5 to 1.0, determined as of the end of each fiscal quarter, with "Quick Ratio" defined as the aggregate of unrestricted cash, unrestricted marketable securities and receivables convertible into cash divided by total current liabilities, including without limitation, the outstanding principal balance of the Line of Credit notwithstanding the fact that advances thereunder may mature more than one (1) year beyond the date of computation.

       (c) Net income after taxes not less than $1.00, determined as of the end of each fiscal quarter on a rolling four-quarter basis.

       (d) EBITDA Coverage Ratio not less than 2.75 to 1.0 determined as of the end of each fiscal quarter on a rolling four-quarter basis, with "EBITDA" defined as net profit before tax plus interest expense (net of capitalized interest expense), depreciation expense and amortization expense, and with "EBITDA Coverage Ratio" defined as EBITDA divided by the aggregate of total interest expense plus the prior period current maturity of long-term debt and the prior period current maturity of subordinated debt. "Current maturity of long-term debt" shall not include Working Capital Advances or Acquisition Advances under the Line of Credit notwithstanding the fact that the maturity date thereof may extend more than 1-year beyond the date of computation.

       SECTION 4.10. NOTICE TO BANK. Promptly (but in no event more than five
(5) days after the occurrence of each such event or matter) give written notice to Bank in reasonable detail of: (a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default; (b) any change in the name or the organizational structure of Borrower or any Subsidiary; (c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; or (d) any termination or cancellation of any insurance policy which Borrower or any Subsidiary is required to maintain, or any uninsured or partially uninsured loss in excess of $100,000.00 through liability or property damage, or through fire, theft or any other cause affecting Borrower's property.

                                    ARTICLE V
                               NEGATIVE COVENANTS

       Borrower further covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not, and will not cause or permit any Subsidiary to, without Bank's prior written consent:

       SECTION 5.1 USE OF FUNDS. Use any of the proceeds of any credit extended hereunder except for the purposes stated -in Article I hereof.

       SECTION 5.2. CAPITAL AND LEASE EXPENDITURES. Make any additional investment in, incur new lease expenditures, or incur purchase money indebtedness with respect to fixed assets in any fiscal year in excess of an aggregate of $3,750,000.00, of which no more than $850,000.00 may be under vehicle leases.

       SECTION 5.3. OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the liabilities of Borrower or any Subsidiary to Bank, (b) any other liabilities of Borrower or any Subsidiary existing as of, and disclosed to Bank prior to, the date hereof, (c) leases and purchase money indebtedness permitted under Section 5.2 above, (d) the subordinated indebtedness described in Section 1.5 above, and (e) trade liabilities incurred in the ordinary course of business.

       SECTION 5.4 MERGER, CONSOLIDATION, INVESTMENTS. Merge into or consolidate with any other entity, nor acquire all or substantially all of the assets of any other entity, nor purchase or otherwise acquire any stock or other ownership interests, or otherwise invest, in other entities.

       SECTION 5.5. LOANS, ADVANCES, TRANSFER OF ASSETS. Make any loans or advances to any person or entity, except (a) any loans and advances existing as of, and disclosed to Bank prior to, the date hereof, and (b) loans and advances to Subsidiaries in the ordinary course of Borrower's business; nor make any substantial change in the nature of Borrower's or any Subsidiary's business as conducted as of the date hereof; nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower's assets except in the ordinary course of its business.

       SECTION 5.6. GUARANTIES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower or any Subsidiary as security for, any liabilities or obligations of any other person or entity, except any of the foregoing in favor of Bank.

       SECTION 5.7. DIVIDENDS, DISTRIBUTIONS. Declare or pay any dividend or distribution either in cash, stock or any other property on Borrowers stock now or hereafter outstanding, nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower's stock now or hereafter outstanding; provided that Borrower is permitted to (a) make distributions of its stock as required under (i) a Stock Purchase Agreement dated as of October 13, 2000 by and among The Keith Companies, Inc., as Buyer, Crosby, Mead, Benton & Associates as Company, and certain shareholders, and (ii) an Asset Purchase Agreement dated as of January 31, 2001 by and among The Keith Companies, Inc., as Buyer, Hook & Associates Engineering, Inc. as Company and certain shareholders, and (b) repurchase Borrower's outstanding common stock, in an aggregate amount, of $750,000.00 during the term of this Agreement. This covenant shall not be construed so as to prohibit Borrower from engaging in a stock split, a reverse stock split, a stock dividend or any other similar capital reorganization whereby the aggregate value of all capital stock outstanding after such transaction is not less than the value of all such capital stock before such transaction.

       SECTION 5.8. PLEDGE OF ASSETS. Mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion of Borrower's or any Subsidiary's assets now owned or hereafter acquired, except any of the foregoing in favor of Bank or which is existing as of, and disclosed to Bank in writing prior to, the date hereof, or as permitted under Section 5.2 hereof.

                                   ARTICLE VI
                                EVENTS OF DEFAULT

       SECTION 6.1. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

       (a) Borrower shall fail to pay when due any principal, interest, fees or other amounts payable under any of the Loan Documents.

       (b) Any financial statement or certificate furnished to Bank in connection with, or any representation or warranty made by Borrower, any Subsidiary or any other party under this Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made.

       (c) Any default in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document (other than those referred to in subsections (a) and (b) above), and with respect to any such default which by its nature can be cured, such default shall continue for a period of twenty (20) days from its occurrence.

       (d) Any default in the payment or performance of any obligation, or any defined event of default, under the terms of any contract or instrument (other than any of the Loan Documents) pursuant to which Borrower or any Subsidiary has incurred any debt or other liability to any person or entity, including Bank, and, if the debt or other liability is owed to a party other than Bank, the amount thereof exceed $50,000

       (e) The filing of a notice of judgment lien against Borrower or any Subsidiary; or the recording of any abstract of judgment against Borrower or any Subsidiary in any county in which Borrower or such Subsidiary has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower or any Subsidiary; or the entry of a judgment against Borrower or any Subsidiary; and with respect to each of the foregoing, the amount thereof exceeds $50,000.00.

       (f) Borrower or any Subsidiary shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower or any Subsidiary shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time ("Bankruptcy Code"), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower or any Subsidiary, or Borrower or any Subsidiary shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower or any Subsidiary shall be adjudicated a bankrupt, or an order for relief shall be entered against Borrower or any Subsidiary by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

       (g) The dissolution or liquidation of Borrower or any guarantor hereunder; or Borrower or any such guarantor, or any of their directors, stockholders or members, shall take action seeking to effect the dissolution or liquidation of Borrower or such guarantor.

       (h) Any change in the Senior Management (defined as Chairman or Chief Executive Officer) of Borrower.

       SECTION 6.2. REMEDIES. Upon the occurrence of any Event of Default: (a) all indebtedness of Borrower under each of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Bank's option and without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by each Borrower;
(b) the obligation, if any, of Bank to extend any further credit under any of the Loan Documents shall immediately cease and terminate; and (c) Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any credit subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Bank may be exercised at any time by Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

                                   ARTICLE VII
                                  MISCELLANEOUS

       SECTION 7.1. NO WAIVER. No delay, failure or discontinuance of Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

       SECTION 7.2. NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

        BORROWER:        THE KEITH COMPANIES, INC.
                         2955 Red Hill Avenue
                         Costa Mesa, CA 92626
                         Attn: Chief Financial Officer

        BANK:            WELLS FARGO BANK, NATIONAL ASSOCIATION
                         Orange Coast Regional Commercial Banking Office 2030 Main Street, Suite 900
                         Irvine, CA 92614

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

       SECTION 7.3. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel), expended or incurred by Bank in connection with (a) the negotiation and preparation of this Agreement and the other Loan Documents (to a maximum of $2,000.00), Bank's continued administration hereof and thereof, and the preparation of any amendments and waivers hereto and thereto, (b) the enforcement of Bank's rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

       SECTION 7.4. SUCCESSORS, ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interest hereunder without Bank's prior written consent. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank's rights and benefits under each of the Loan Documents. In connection therewith, Bank may disclose all documents and information which Bank now has or may hereafter acquire relating to any credit subject hereto, Borrower or any Subsidiary or its business.

       SECTION 7.5. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other Loan Documents constitute the entire agreement between Borrower and Bank with respect to each credit subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only in writing signed by each party hereto.

       SECTION 7.6. NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

       SECTION 7.7. TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

       SECTION 7.8. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

       SECTION 7.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

       SECTION 7.10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

       SECTION 7.11. ARBITRATION.

       (a) Arbitration. The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise arising out of or relating to in any way (i) the loan and related Loan Documents which are the subject of this Agreement and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit.

       (b) Governing Rules. Any arbitration proceeding will (i) proceed in a location in California selected by the American Arbitration Association ("AAA")
(ii) be governed by the Federal Arbitration Act (Title 9 of the United States
Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA's commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA's optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the "Rules"). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. Section 91 or any similar applicable state law.

       (c) No Waiver of Provisional Remedies, Self-Help and Foreclosure. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

       (d) Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of California or a neutral retired judge of the state or federal judiciary of California, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of California and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

       (e) Discovery. In any arbitration proceeding discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date and within 180 days of the filing of the dispute with the AAA. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available.

       (f) Class Proceedings and Consolidations. The resolution of any dispute arising pursuant to the terms of this Agreement shall be determined by a separate arbitration proceeding and such dispute shall not be consolidated with other disputes or included in any class proceeding.

       (g) Payment Of Arbitration Costs And Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding.

       (h) Real Property Collateral; Judicial Reference. Notwithstanding anything herein to the contrary, no dispute shall be submitted to arbitration if the dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable. If any such dispute is not submitted to arbitration, the dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 638. A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AAA's selection procedures. Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

       (i) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

                                                   WELLS FARGO BANK,
THE KEITH COMPANIES, INC.                          NATIONAL ASSOCIATION
By:  /s/ Gary Campanaro                            by:  /s/ Elliot E. Ichinose
-----------------------                            ---------------------------
Chief Financial Officer                            Vice President